Exhibit 99.1
NEWS RELEASE
Media Contact
Drew Prairie
512-602-4425
drew.prairie@amd.com
Investor Contact
Ruth Cotter
408-749-3887
ruth.cotter@amd.com
AMD Reports 2015 Second Quarter Results

SUNNYVALE, Calif. — July 16, 2015 — AMD (NASDAQ:AMD) today announced revenue for the second quarter of 2015 of $942 million, operating loss of $137 million and net loss of $181 million, or $0.23 per share. Non-GAAP(1) operating loss was $87 million and non-GAAP(1) net loss was $131 million, or $0.17 per share.
GAAP Financial Results

	Q2-15	Q1-15	Q2-14
Revenue	$942M	$1.03B	$1.44B
Operating income (loss)	$(137)M	$(137)M	$63M
Net (loss) / (Loss) per share	$(181)M/$(0.23)	$(180)M/$(0.23)	$(36)M/$(0.05)

Non-GAAP Financial Results (1)

	Q2-15	Q1-15	Q2-14
Revenue	$942M	$1.03B	$1.44B
Operating income (loss)	$(87)M	$(30)M	$88M
Net income (loss) / Earnings (loss) per share	$(131)M/$(0.17)	$(73)M/$(0.09)	$38M/$0.05

“Strong sequential revenue growth in our EESC segment and channel business was not enough to offset near-term challenges in our PC processor business due to lower than expected consumer demand that impacted sales to OEMs,” said Dr. Lisa Su, AMD president and CEO. “We continue to execute our long-term strategy while we navigate the current market environment. Our focus is on developing leadership computing and graphics products capable of driving profitable share growth across our target markets.”
Q2 2015 Results

•
Revenue of $942 million, down 8 percent sequentially and 35 percent year-over-year. The sequential decrease was primarily due to weaker than expected consumer PC demand impacting the Company’s Original Equipment Manufacturer (OEM) APU sales. The year-over-year decline was primarily due to decreased sales across client and graphics product lines.

•
Gross margin of 25 percent, down 7 percentage points sequentially, primarily due to a higher mix of Enterprise, Embedded and Semi-Custom segment sales, lower than anticipated Computing and Graphics segment APU unit volumes, and a charge of approximately $33 million associated with a technology node transition from 20 nanometer (nm) to FinFET. Non-GAAP(1) gross margin, excluding the impact of the $33 million charge was 28 percent.

•
Operating loss of $137 million, compared to an operating loss of $137 million for the prior quarter. Non-GAAP(1) operating loss of $87 million, compared to non-GAAP(1) operating loss of $30 million in Q1 2015, primarily due to lower revenue and gross margin driven by lower sales to OEMs attributable to a weak consumer PC market.

•
Net loss of $181 million, loss per share of $0.23, and non-GAAP(1) net loss of $131 million, non-GAAP(1) loss per share of $0.17, compared to a net loss of $180 million, loss per share of $0.23 and non-GAAP(1) net loss of $73 million, non-GAAP(1) loss per share of $0.09 in Q1 2015.

•	Cash, cash equivalents and marketable securities were $829 million at the end of the quarter, down $77 million from the end of the prior quarter.

•	Total debt at the end of the quarter was $2.27 billion, flat from the prior quarter.

Financial Segment Summary

•
Computing and Graphics segment revenue decreased 29 percent sequentially and 54 percent from Q2 2014. The sequential decrease was primarily due to decreased sales to OEMs of client notebook processors and the annual decrease was driven by decreased sales across client and graphics product lines.

◦
Operating loss was $147 million, compared with an operating loss of $75 million in Q1 2015 and an operating loss of $6 million in Q2 2014. The sequential decrease was primarily driven by lower notebook processor sales. The year-over-year decrease was primarily driven by lower sales partially offset by lower operating expenses.

◦	Client average selling price (ASP) increased sequentially and year-over-year primarily driven by product mix.

◦	GPU ASP increased sequentially and year-over-year primarily due to higher channel and desktop GPU ASPs.

•
Enterprise, Embedded and Semi-Custom segment revenue increased 13 percent sequentially, primarily driven by higher sales of semi-custom SoCs. The year-over-year decrease of 8 percent was primarily driven by decreased server sales and lower non-recurring engineering (NRE) revenue.

◦
Operating income was $27 million compared with $45 million in Q1 2015 and $97 million in Q2 2014. The sequential decrease was primarily driven by the technology node transition charge of $33 million. The year-over-year decrease was primarily driven by lower revenue and the technology node transition charge.

•
All Other category operating loss was $17 million compared with operating losses of $107 million in Q1 2015 and $28 million in Q2 2014. The sequential improvement was primarily due to charges in Q1 2015 associated with exiting the dense server systems business. The year-over-year change was primarily due to lower stock-based compensation expense and the absence of amortization of acquired intangible assets.

Recent Highlights

•
At its 2015 Financial Analyst Day event, AMD outlined a multi-year strategy to drive profitable growth based on delivering a broad set of high-performance, differentiated products across the key areas of gaming, immersive platforms, and the datacenter. AMD also provided a product roadmap update that included its upcoming x86 processor core (codenamed “Zen”) for high-performance client and server computing.

•
AMD announced that Jim Anderson joined the company as senior vice president and general manager of AMD’s Computing and Graphics (CG) business group, responsible for managing all aspects of strategy, business management, engineering, and sales for AMD’s computing and graphics products and solutions.

•	AMD was named to the Fortune 500 List for the 15th year in a row.

•
AMD demonstrated technology leadership with the introduction of the industry’s first graphics chip to combine die-stacked high-bandwidth memory (HBM) with its new flagship AMD Radeon™ R9 Fury X GPU, which delivers 60 percent more memory bandwidth and 4x the performance-per-watt of GDDR5 memory[2]. AMD also announced a full family of new Radeon™ R9 and Radeon™ R7 Series graphics cards as well as the AMD Radeon™ 300 and M300 Series Graphics.

•
AMD announced the AMD 6th Generation A-Series mobile processors, delivering a significant 2.4x improvement in energy efficiency over previous generation processors[3] and 2x the gaming performance of competing platforms[4]. AMD also introduced the latest addition to its line of desktop A-Series processors, the AMD A10-7870K APU, providing a best-in-class experience for eSports and online gaming. All new APUs are designed for the future with Microsoft Windows® 10 compatibility.

•
AMD expanded its leadership position in virtual reality (VR) as technology partners continue to realize the benefits of AMD LiquidVR™ technology across a variety of industries, including education, entertainment, gaming, and medical research.

•	AMD continued to build on its No. 1 position in the thin client space with new designs introduced from HP and Samsung, both powered by the AMD Embedded G-Series SoC.

•	AMD drove continued momentum for its AMD FirePro™ professional graphics with new design wins and support in key vertical categories, including:

◦	Powering one of the world’s largest and most technologically advanced display walls, located in New York’s Times Square.

◦	Delivering certified support for both the Windows and Mac versions of Avid® Media Composer® 8.4, the industry-leading video editing application for HD and 4K broadcast and digital content creation.

•
AMD demonstrated its commitment to leadership in HPC with the announcement that the University of Warsaw’s new ORION supercomputer cluster uses 150 Dell PowerEdge R730 servers each featuring 2 AMD FirePro™ S9150 server GPUs to deliver a GPU peak compute performance of 1.52 petaFLOPS single precision and 0.76 petaFLOPS double precision for OpenCL™ applications[5].

•
At the Red Hat Developer Summit, AMD extended its efforts to grow the ARM®-based server ecosystem by showcasing new 64-bit ARM development platforms from Linaro and SoftIron featuring the AMD Opteron™ A1100 Series processor (codenamed “Seattle”).

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For Q3 2015, AMD expects revenue to increase 6 percent, plus or minus 3 percent, sequentially.
For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.
AMD Teleconference
AMD will hold a conference call for the financial community at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q2-15	Q1-15	Q2-14
GAAP Gross Margin	$232	$326	$498
GAAP Gross Margin %	25%	32%	35%
Technology node transition charge	33	—	—
Stock-based compensation*	1	1	1
Non-GAAP Gross Margin	$266	$327	$499
Non-GAAP Gross Margin %	28%	32%	35%

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)

(Millions)	Q2-15	Q1-15	Q2-14
GAAP operating income (loss)	$(137)	$(137)	$63
Technology node transition charge	33	—	—
Restructuring and other special charges, net	—	87	—
Amortization of acquired intangible assets	—	3	4
Stock-based compensation*	17	17	21
Non-GAAP operating income (loss)	$(87)	$(30)	$88

Reconciliation of GAAP to Non-GAAP Net Income (Loss)/Earnings (Loss) per Share

(Millions except per share amounts)	Q2-15		Q1-15		Q2-14
GAAP net loss / loss per share	$(181)	$(0.23)	$(180)	$(0.23)	$(36)	$(0.05)
Technology node transition charge	33	0.04	—	—	—	—
Restructuring and other special charges, net	—	—	87	0.11	—	—
Amortization of acquired intangible assets	—	—	3	—	4	0.01
Loss on debt redemption	—	—	—	—	49	0.06
Stock-based compensation*	17	0.02	17	0.02	21	0.03
Non-GAAP net income (loss) / earnings (loss) per share	$(131)	$(0.17)	$(73)	$(0.09)	$38	$0.05

*	Beginning in Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.

About AMD
For more than 45 years, AMD has driven innovation in high-performance computing, graphics, and visualization technologies - the building blocks for gaming, immersive platforms, and the datacenter. Hundreds of millions of consumers, leading Fortune 500 businesses, and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work, and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement
This earnings press release and the conference call remarks contain forward-looking statements concerning AMD, AMD’s ability to develop leadership computing and graphics products capable of driving profitable share growth across our target markets that AMD’s mobile unit shipments will rebound and ramp in the second half of 2015; the timing and impact of the introduction of Windows 10 on AMD’s future business; AMD’s ability to expand its HBM GPU offerings in the coming quarters; AMD’s ability to stabilize the computing and graphics business and regain profitable share; the timing of AMD’s annual peak semi-custom shipments and revenue; expected demand for game consoles, the ramp of AMD’s newest APU and GPU products and OEM demand improving in the second half of 2015; expected continued PC market weakness; the ability of AMD to align its cost structure with its revenue profile; AMD’s ability to invest in high-performance processors and graphics technologies to create great products and re-establish AMD as a leader across a diverse set of markets; AMD’s ability to successfully expand its margins and improve its cash flow generation by gaining profitable share across multiple markets over the next 3 to 5 years; AMD’s ability to successfully implement its long-term strategy to improve its financial results; AMD’s ability to create a more diversified company capable of generating consistent profitable returns; AMD’s ability to improve its second half financial performance; AMD’s ability to take actions that will reduce its current cost structure to align its operating expenses with its near-term revenue profile and future restructuring charges associated with those actions; AMD’s ability to ramp semi-custom wins in the second half of 2015; AMD’s ability to successfully execute its longer-term product roadmap strategy; and its expected third quarter of 2015 revenue and its cash, cash equivalents and marketable securities balances, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document and made during the conference call are based on current beliefs, assumptions and expectations, speak only as of the date of this document and of the conference call and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; AMD relies on GlobalFoundries Inc. (“GF”) to manufacture most of its microprocessor and APU products and certain of its GPU and semi-custom products. If GF is not able to satisfy AMD’s manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, its business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of AMD’s business is dependent upon AMD’s ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; AMD may not be able to successfully implement its business strategy to refocus its business to address markets beyond its core PC market to high-growth adjacent markets; the completion and impact of the 2014 Restructuring Plan and its transformation initiatives could adversely affect AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent AMD from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and its secured revolving line of credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the markets in which AMD’s products are sold are highly competitive; the loss of a significant customer may have a material adverse effect on AMD; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on AMD’s results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, BIOS software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on its products, AMD’s ability to sell its products could be materially adversely affected; AMD may incur future impairments of goodwill; uncertainties involving the ordering and shipment of its products could materially adversely affect AMD; AMD’s reliance on third-party distributors and AIB partners subjects it to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and the Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect, AMD’s business in the future; AMD’s business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt AMD’s business, processes and internal controls; data breaches and cyber-attacks could compromise its intellectual property or other sensitive information and cause significant damage to its business and reputation; AMD’s operating results are subject to quarterly and seasonal sales patterns; if essential equipment or materials are not available to manufacture AMD’s products, AMD could be materially adversely affected; if AMD’s products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, AMD’s business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; acquisitions could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of, its common stock; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect AMD’s technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, AMD may lose a competitive advantage and incur significant expenses; AMD is party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit AMD from selling its products; a variety of environmental laws that AMD is subject to could result in additional costs and liabilities; higher health care costs and labor costs could adversely affect AMD’s business; AMD’s business is subject to potential tax liabilities; and AMD could be a target of a cybersecurity attack potentially resulting in disruption of operations, loss of data and breach of data privacy that could materially adversely affect its business and competitive position while subjecting it to potential litigation. Investors are urged to review in detail the risks and uncertainties in the AMD’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2015.

AMD, the AMD Arrow logo, FirePro, LiquidVR, Opteron, Radeon, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. ARM is a registered trademark of ARM Limited in the EU and other countries. Microsoft and Windows are registered trademarks of Microsoft Corporation in the US and other jurisdictions. OpenCL is a trademark of Apple Inc. used by permission by Khronos. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1.
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD also provided adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to the data tables at the end of this earnings press release.

2.
Testing conducted by AMD engineering on the AMD Radeon™ R9 290X GPU vs. the AMD Radeon™ R9 Fury X GPU. Data obtained through isolated direct measurement of GDDR5 and HBM power delivery rails at full memory utilization. Power efficiency calculated as GB/s of bandwidth delivered per watt of power consumed. AMD Radeon™ R9 290X (10.66 GB/s bandwidth per watt) and R9 Fury X (42.66 GB/s bandwidth per watt) GPU, AMD FX-8350, Gigabyte GA-990FX-UD5, 8GB DDR3-1866, Windows 8.1 x64 Professional, AMD Catalyst™ 15.20 Beta HBM-1

3.
Typical-use Energy Efficiency as defined by taking the ratio of compute capability as measured by common performance measures such as SpecIntRate, PassMark and PCMark, divided by typical energy use as defined by ETEC (Typical Energy Consumption for notebook computers) as specified in Energy Star Program Requirements Rev 6.0 10/2013. “Kaveri” relative compute capability (4.5) of baseline divided by relative energy efficiency (0.45) of baseline = 10X. “Carrizo” relative compute capability (5.8) of baseline divided by relative energy efficiency (0.23) of baseline = 25.2X (which is 2.4x that of “Kaveri”) CZN-59

4.
Testing by AMD Performance Labs using an AMD FX-8800P with AMD Radeon™ R7 graphics, 2x4 DDR3-2133, 256 GB SSD, Windows 8.1 64bit, driver 15.10 scored 2753 in 3DMark® 11 performance. Core™ i7 5500U with HD 5500 graphics, DDR3-1600, 256 SSD, Windows 8.1 64bit, driver 4156 scored 1350 in 3DMark 11 Performance CZN-58

5.
Results are based on theoretical performance. The ORION cluster features 300 of the AMD FirePro S9150 GPU installations. According to AMD specifications, the total of all 5.07 teraFLOPS of peak single-precision results in 1,521 petaFLOPS (300 x 5.07 TFLOPS) and the total of all 2.53 teraFLOPS peak double-precision results in 0.76 petaFLOPS (300 x 2.53 TFLOPS) of compute performance.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages)

	Three Months Ended			Six Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net revenue	$942	$1,030	$1,441	$1,972	$2,838
Cost of sales	710	704	943	$1,414	$1,853
Gross margin	232	326	498	558	985
Gross margin %	25%	32%	35%	28%	35%
Research and development	235	242	277	477	556
Marketing, general and administrative	134	131	154	265	310
Amortization of acquired intangible assets	—	3	4	3	7
Restructuring and other special charges, net	—	87	—	87	—
Operating income (loss)	(137)	(137)	63	(274)	112
Interest expense	(40)	(40)	(46)	(80)	(93)
Other expense, net	(3)	—	(49)	(3)	(69)
Loss before income taxes	(180)	(177)	(32)	(357)	(50)
Provision for income taxes	1	3	4	4	6
Net loss	$(181)	$(180)	$(36)	$(361)	$(56)
Net loss per share
Basic	$(0.23)	$(0.23)	$(0.05)	$(0.46)	$(0.07)
Diluted	$(0.23)	$(0.23)	$(0.05)	$(0.46)	$(0.07)
Shares used in per share calculation
Basic	778	777	764	778	762
Diluted	778	777	764	778	762
ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Millions)
	Three Months Ended			Six Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Total comprehensive loss	$(174)	$(187)	$(32)	$(361)	$(53)

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	June 27, 2015	March 28, 2015	December 27, 2014
Assets
Current assets:
Cash and cash equivalents	$829	$677	$805
Marketable securities	—	229	235
Accounts receivable, net	687	771	818
Inventories, net	799	688	685
Prepayments to GLOBALFOUNDRIES	19	44	113
Prepaid expenses and other current assets	117	88	80
Total current assets	2,451	2,497	2,736
Property, plant and equipment, net	289	297	302
Acquisition related intangible assets, net	—	—	65
Goodwill	320	320	320
Other assets	321	314	344
Total Assets	$3,381	$3,428	$3,767
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Short-term debt	$235	$235	$177
Accounts payable	454	381	415
Payable to GLOBALFOUNDRIES	197	121	218
Accrued and other current liabilities	462	494	558
Deferred income on shipments to distributors	51	61	72
Total current liabilities	1,399	1,292	1,440
Long-term debt	2,034	2,033	2,035
Other long-term liabilities	89	86	105
Stockholders’ equity (deficit):
Capital stock:
Common stock, par value	8	8	8
Additional paid-in capital	6,984	6,967	6,949
Treasury stock, at cost	(121)	(120)	(119)
Accumulated deficit	(7,007)	(6,826)	(6,646)
Accumulated other comprehensive loss	(5)	(12)	(5)
Total stockholders’ equity (deficit)	(141)	17	187
Total Liabilities and Stockholders’ Equity (Deficit)	$3,381	$3,428	$3,767

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions)

	Three Months Ended	Six Months Ended
	June 27, 2015	June 27, 2015
Cash flows from operating activities:
Net loss	$(181)	$(361)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45	91
Stock-based compensation expense	17	34
Non-cash interest expense	3	6
Restructuring and other special charges, net	1	72
Other	2	1
Changes in operating assets and liabilities:
Accounts receivable	83	129
Inventories	(111)	(117)
Prepayments to GLOBALFOUNDRIES	26	94
Prepaid expenses and other assets	(57)	(73)
Accounts payable, accrued liabilities and other	38	(86)
Payable to GLOBALFOUNDRIES	76	(21)
Net cash used in operating activities	$(58)	$(231)
Cash flows from investing activities:
Purchases of available-for-sale securities	(4)	(227)
Purchases of property, plant and equipment	(17)	(39)
Proceeds from maturity of available-for-sale securities	232	462
Net cash provided by investing activities	$211	$196
Cash flows from financing activities:
Net proceeds from grants and allowances	$—	$4
Proceeds from issuance of common stock	1	1
Proceeds from borrowings, net	42	100
Repayments of long-term debt and capital lease obligations	(43)	(44)
Other	(1)	(2)
Net cash provided by (used in) financing activities	$(1)	$59
Net increase in cash and cash equivalents	152	24
Cash and cash equivalents at beginning of period	$677	$805
Cash and cash equivalents at end of period	$829	$829

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions except headcount)

	Three Months Ended			Six Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Segment and Category Information
Computing and Graphics (1)
Net revenue	$379	$532	$828	$911	$1,689
Operating loss	$(147)	$(75)	$(6)	$(222)	$(3)
Enterprise, Embedded and Semi-Custom (2)
Net revenue	563	498	613	1,061	1,149
Operating income	27	45	97	72	182
All Other (3)
Net revenue	—	—	—	—	—
Operating loss	(17)	(107)	(28)	(124)	(67)
Total
Net revenue	$942	$1,030	$1,441	$1,972	$2,838
Operating income (loss)	$(137)	$(137)	$63	$(274)	$112
Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$45	$43	$49	$88	$99
Capital additions	$17	$22	$23	$39	$44
Adjusted EBITDA (4)	$(42)	$13	$137	$(29)	$276
Cash, cash equivalents and marketable securities, including long-term marketable securities	$829	$906	$948	$829	$948
Non-GAAP free cash flow (5)	$(75)	$(195)	$(51)	$(270)	$(276)
Total assets	$3,381	$3,428	$4,246	$3,381	$4,246
Total debt	$2,269	$2,268	$2,210	$2,269	$2,210
Headcount	9,469	9,583	10,300	9,469	10,300
See footnotes on the next page

(1)	Computing and Graphics segment primarily includes desktop and notebook processors, chipsets, discrete graphics processing units (GPUs) and professional graphics.

(2)	Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, semi-custom System-on-Chip (SoC) products, development services and technology for game consoles.

(3)
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets and stock-based compensation expense. In addition, the Company also included the following adjustments for the indicated periods: for the first quarter of 2015 and six months ended June 27, 2015, the Company included net restructuring and other special charges; and for the six months ended June 28, 2014, the Company included an adjustment for workforce rebalancing severance charges.

(4)	Reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Three Months Ended			Six Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
GAAP operating income (loss)	$(137)	$(137)	$63	$(274)	$112
Technology node transition charge	33	—	—	33	—
Restructuring and other special charges, net	—	87	—	87	—
Stock-based compensation expense	17	17	21	34	44
Amortization of acquired intangible assets	—	3	4	3	7
Depreciation and amortization	45	43	49	88	99
Workforce rebalancing severance charges	—	—	—	—	14
Adjusted EBITDA	$(42)	$13	$137	$(29)	$276

(5)    Non-GAAP free cash flow reconciliation**

	Three Months Ended			Six Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
GAAP net cash used in operating activities	$(58)	$(173)	$(28)	$(231)	$(232)
Purchases of property, plant and equipment	(17)	(22)	(23)	(39)	(44)
Non-GAAP free cash flow	$(75)	$(195)	$(51)	$(270)	$(276)

*
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also excluded the following adjustments for the indicated periods: for the second quarter of 2015 and six months ended June 27, 2015, the Company excluded a technology node transition charge and for the first quarter of 2015 and six months ended June 27, 2015, the Company excluded net restructuring and other special charges. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**
The Company also presents non-GAAP free cash flow as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash used in operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial earnings press release because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the earnings press release of these non-GAAP financial measures to the most directly comparable GAAP financial measures.